EXHIBIT 6










                      TRANSFER AGENCY AND SERVICE AGREEMENT


                                     between


                             ORBITEX GROUP OF FUNDS


                                       and


                          AMERICAN DATA SERVICES, INC.





1C-Domestice Trust/Series

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                                TABLE OF CONTENTS

                                                                           Page

1.  TERMS AND APPOINTMENT; DUTIES OF ADS......................................1

2.  FEES AND EXPENSES.........................................................3

3.  REPRESENTATIONS AND WARRANTIES OF ADS.....................................3

4.  REPRESENATIONS AND WARRANTIES OF THE FUND.................................4

5.  DATA ACCESS AND PROPRIETARY INFORMATION...................................4

6.  INDEMNIFICATION...........................................................5

7.  STANDARD OF CARE..........................................................6

8.  COVENANTS OF THE FUND AND ADS.............................................6

9.  TERMINATION OF AGREEMENT..................................................7

10. ADDITIONAL FUNDS..........................................................7

11. ASSIGNMENT................................................................7

12. AMENDMENT.................................................................8

13. MASSACHUSETTS LAW TO APPLY................................................8

14. FORCE MAJEURE.............................................................8

15. CONSEQUENTIAL DAMAGES.....................................................8

16. MERGER OF AGREEMENT.......................................................8

17. COUNTERPARTS..............................................................8



                                      -i-

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                      TRANSFER AGENCY AND SERVICE AGREEMENT


       AGREEMENT made as of the _______, 1999, by and between Orbitex
Group of Funds, a Delaware business trust, having its principal office and place of business at 660 Madison Avenue, New York, New York 10021 (the "Fund"), and AMERICAN DATA SERVICES, INC., a New York company having its principal office and place of business at The Hauppauge Corporate Center, 150 Motor Parkway, Hauppauge, New York 11788 ("ADS").

       WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Fund intends to offer shares in Orbitex Focus 30 Fund (the "Portfolio");

       WHEREAS, the Fund on behalf of the Portfolio desires to appoint ADS as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and ADS desires to accept such appointment;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1.     TERMS AND APPOINTMENT; DUTIES OF ADS

       1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolio, hereby employs and appoints ADS to act as, and ADS agrees to act as its transfer agent for the Fund's authorized and issued shares of beneficial interest ("Shares") and dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Portfolio ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

       1.2    ADS agrees that it will perform the following services:

              (a) In accordance with procedures established from time to time by agreement between the Fund, on behalf of the Portfolio, and ADS, ADS shall:

                     (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund (the "Custodian");

                     (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                     (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                     (iv) In respect to the transactions in items (i), (ii) and (iii) above, ADS shall execute transactions directly with broker-dealers authorized by the fund who shall thereby be deemed to be acting on behalf of the Fund;

                     (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;



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                     (vi)   Effect transfers of Shares by the registered owners
                            thereof upon receipt of appropriate instructions;

                     (vii) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the Portfolio;

                     (viii) Issue replacement certificates for those
                            certificates alleged to have been lost, stolen or destroyed upon receipt by ADS of indemnification satisfactory to ADS and protecting ADS and the Fund, and ADS at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                     (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

                     (x) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. ADS shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

              (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), ADS shall: (i) perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and nonresident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholders accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

              (c) In addition, the fund shall (i) identify to ADS in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of ADS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

              (d) Procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund on behalf of the Portfolio and ADS per the attached service responsibility schedule. ADS may at


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                     times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

              (e) ADS shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and ADS.

       2.     FEES AND EXPENSES

       2.1 For the performance by ADS pursuant to this Agreement, the Fund agrees on behalf of the Portfolio to pay ADS an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and ADS.

       2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of the Portfolio to reimburse ADS for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by ADS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by ADS at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the Portfolio.

       2.3 The Fund agrees on behalf of the Portfolio to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to ADS by the Fund at least seven (7) days prior to the mailing date of such materials.

       3.     REPRESENTATIONS AND WARRANTIES OF ADS

              ADS represents and warrants to the Fund that:

       3.1 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

       3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

       3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

       3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

       3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

       4.     REPRESENATIONS AND WARRANTIES OF THE FUND

              The Fund represents and warrants to ADS that:

       4.1 It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.

       4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.



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       4.3    All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

       4.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

       4.5 A registration statement under the Securities Act of 1933, as amended on behalf of the Portfolio is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

       5.     DATA ACCESS AND PROPRIETARY INFORMATION

       5.1 The Fund acknowledges that the data bases, compute programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by ADS as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by ADS on data bases under the control and ownership of ADS or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to ADS or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to ADS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

              (a) to access Customer Data solely from locations as may be designated in writing by ADS and solely in accordance with ADS's applicable user documentation;

              (b) to refrain from copying or duplicating in any way the Proprietary Information;

              (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with ADS's instructions;

              (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of ADS;

              (e) that the fund shall have access only to those authorized transactions agreed upon by the parties;

              (f) to honor all reasonable written requests made by ADS to protect at ADS's expense the rights of ADS in Proprietary Information at common law, under federal copyright law and under other federal or state law.

              Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement.

       5.2 If the Fund notifies ADS that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, ADS shall endeavor in a timely manner to correct such failure. Organization from which ADS may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against ADS arising out


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              of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. ADS EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

       5.3 If the transactions available to the Fund include the ability to originate electronic instructions to ADS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event ADS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by ADS from time to time.

       6.     INDEMNIFICATION

       6.1 ADS shall not be responsible for, and the Fund shall on behalf of the Portfolio indemnify and hold ADS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

              (a) All actions of ADS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

              (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

              (c) The reliance on or use by ADS or its agents or subcontractors of information, records, documents or services which (i) are received by ADS or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

              (d) The reliance on, or the carrying out by ADS or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Portfolio.

              (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

              (f) The negotiation and processing by ADS of checks not made payable to the order of ADS, the Fund, the Fund's management company, transfer agent or distributor or the retirement account custodian or trustee for a plan account investing in Shares, which checks are tendered to ADS for the purchase of Shares (i.e., checks made payable to prospective or existing Shareholders, such checks are commonly known as "third party checks").

       6.2 At any time ADS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by ADS under this Agreement, and ADS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the Portfolio for any


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              action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ADS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. ADS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a cotransfer agent or coregistrar.

       6.3    In order that the indemnification provisions contained in this
              Section 6 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify ADS, ADS shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with ADS in the defense of such claim or to defend against said claim in its own name or in the name of ADS. ADS shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify ADS except with the Fund's prior written consent.

       7.     STANDARD OF CARE

              ADS shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

       8.     COVENANTS OF THE FUND AND ADS

       8.1 The Fund shall on behalf of the Portfolio promptly furnish to ADS the following:

              (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of ADS and the execution and delivery of this Agreement.

              (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

       8.2 ADS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signatures imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

       8.3 ADS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, ADS agrees that all such records prepared or maintained by ADS relating to the services to be performed by ADS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.



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       8.4    ADS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

       8.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, ADS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. ADS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

       9.     TERMINATION OF AGREEMENT

       9.1 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

       9.2 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the Portfolio. Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

       10.    ADDITIONAL FUNDS

              In the event that the Fund establishes one or more series of Shares in addition to Orbitex Focus 30 Fund with respect to which it desires to have ADS render services as transfer agent under the terms hereof, it shall so notify ADS in writing, and if ADS agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

       11.    ASSIGNMENT

       11.1 Except as provided in Section 11.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

       11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

       11.3 ADS may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Age of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that ADS shall be as fully responsible to the Fund for the acts and omissions of any subcontractors as it is for its own acts and omissions.

       12.    AMENDMENT

              This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

       13.    MASSACHUSETTS LAW TO APPLY



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              This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

       14.    FORCE MAJEURE

              In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

       15.    CONSEQUENTIAL DAMAGES

              Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

       16.    MERGER OF AGREEMENT

              This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

       17.    COUNTERPARTS

              This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    ORBITEX GROUP OF FUNDS



                                    By:
                                          ------------------------------




ATTEST:



-------------------------------



                                    AMERICAN DATA SERVICES, INC.



                                    By:   /s/
                                          ------------------------------




ATTEST:


/s/
-------------------------------


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AMERICAN DATA SERVICES, INC.
FUND SERVICE RESPONSIBILITIES*



Service Performed                                        Responsibility

                                                         Bank           Fund

1.     Receives orders for the purchase of Shares.

2. Issue Shares and hold Shares in Shareholders accounts.

3.     Receive redemption requests.

4. Effect transactions 1-3 above directly with broker-dealers.

5.     Pay over monies to redeeming Shareholders.

6.     Effect transfers of Shares.

7.     Prepare and transmit dividends and distributions.

8.     Issue Replacement Certificates.

9.     Reporting of abandoned property.

10.    Maintain records of account.

11. Maintain and keep current and accurate control book for each issue of securities.

12.    Mail proxies.

13.    Mail Shareholder reports.

14.    Mail prospectuses to current Shareholders.

15. Withhold taxes on U.S. resident and nonresident alien accounts.

16.    Prepare and file U.S. Treasury Department forms.

17. Prepare and mail account and confirmation statements for Shareholders.

18.    Provide Shareholder account information.

19.    Blue sky reporting.

* Such services are more fully described in Section 1.2 (a),
(b) and (c) of the Agreement.

                                            ORBITEX GROUP OF FUNDS



                                            By:
                                                  -----------------------------

ATTEST:



-------------------------------------



                                            AMERICAN DATA SERVICES, INC.



                                            By:
                                                  -----------------------------





ATTEST:



-------------------------------------